 EXHIBIT 23.2

Consent of Independent Registered Certified Public Accounting Firm

Health Discovery Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171059 and No. 333-173968) of Health Discovery Corporation of our report dated March 31, 2014, relating to the consolidated financial statements included the Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted,

/s/ Hancock Askew & Co., LLP

Savannah, Georgia

March 31, 2015